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EXHIBIT 2

MORGAN KEEGAN SOUTHERN CAPITAL FUND, INC.

A Maryland Corporation

BY-LAWS

AS AMENDED

AUGUST 24, 1987
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Table of Contents

ARTICLE I    NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL. . . . . . . 4
  Section 1.01. Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Section 1.02. Principal Offices . . . . . . . . . . . . . . . . . . . . . 4
  Section 1.03. Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II   STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Section 2.01. Annual Meetings . . . . . . . . . . . . . . . . . . . . . . 4
  Section 2.02. Special Meetings. . . . . . . . . . . . . . . . . . . . . . 4
  Section 2.03. Place of Meetings . . . . . . . . . . . . . . . . . . . . . 5
  Section 2.04. Notice of Meetings. . . . . . . . . . . . . . . . . . . . . 5
  Section 2.05. Voting - In General	. . . . . . . . . . . . . . . . . . . . 5
  Section 2.06. Stockholders Entitled to Vote . . . . . . . . . . . . . . . 5
  Section 2.07. Voting - Proxies. . . . . . . . . . . . . . . . . . . . . . 6
  Section 2.08. Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Section 2.09. Absence of Quorum . . . . . . . . . . . . . . . . . . . . . 6
  Section 2.10. Stock Ledger and List of Stockholders	. . . . . . . . . . . 6
  Section 2.11. Action Without Meeting. . . . . . . . . . . . . . . . . . . 7

ARTICLE III   BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . 7
  Section 3.01. Number and Term of Office	. . . . . . . . . . . . . . . . . 7
  Section 3.02. Qualification of Directors. . . . . . . . . . . . . . . . . 7
  Section 3.03. Election of Directors . . . . . . . . . . . . . . . . . . . 7
  Section 3.04. Removal of Directors. . . . . . . . . . . . . . . . . . . . 8
  Section 3.05. Vacancies and Newly Created Directorships . . . . . . . . . 8
  Section 3.06. General Powers. . . . . . . . . . . . . . . . . . . . . . . 8
  Section 3.07. Power to Issue and Sell Stock . . . . . . . . . . . . . . . 8
  Section 3.08. Power to Declare Dividends. . . . . . . . . . . . . . . . . 9
  Section 3.09. Annual and Regular Meetings . . . . . . . . . . . . . . . . 9
  Section 3.10. Special Meetings. . . . . . . . . . . . . . . . . . . . . . 9
  Section 3.11. Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 3.12. Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . 9
  Section 3.13. Quorum and Voting . . . . . . . . . . . . . . . . . . . . . 9
  Section 3.14. Compensation. . . . . . . . . . . . . . . . . . . . . . . .10
  Section 3.15. Action Without a Meeting. . . . . . . . . . . . . . . . . .10


ARTICLE IV   EXECUTIVE COMMITTEE AND OTHER COMMITTEES . . . . . . . . . . .10
  Section 4.01. How Constituted . . . . . . . . . . . . . . . . . . . . . .10
  Section 4.02. Powers of the Executive Committee . . . . . . . . . . . . .10
  Section 4.03. Proceedings, Quorum and Manner of Acting. . . . . . . . . .10
  Section 4.04. Other Committees. . . . . . . . . . . . . . . . . . . . . .11

ARTICLE V   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  Section 5.01. General	. . . . . . . . . . . . . . . . . . . . . . . . . .11
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  Section 5.02. Election, Term of Office and Qualifications	. . . . . . . .11
  Section 5.03. Resignation . . . . . . . . . . . . . . . . . . . . . . . .11
  Section 5.04. Removal	. . . . . . . . . . . . . . . . . . . . . . . . . .12
  Section 5.05. Vacancies and Newly Created Offices . . . . . . . . . . . .12
  Section 5.06. Chairman of the Board . . . . . . . . . . . . . . . . . . .12
  Section 5.07. President . . . . . . . . . . . . . . . . . . . . . . . . .12
  Section 5.08. Vice President. . . . . . . . . . . . . . . . . . . . . . .12
  Section 5.09. Treasurer and Assistant Treasurers. . . . . . . . . . . . .12
  Section 5.10. Secretary and Assistant Secretaries . . . . . . . . . . . .13
  Section 5.11. Subordinate Officers. . . . . . . . . . . . . . . . . . . .13
  Section 5.12. Remuneration. . . . . . . . . . . . . . . . . . . . . . . .13
  Section 5.13. Surety Bonds. . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE VI   CUSTODY OF SECURITIES. . . . . . . . . . . . . . . . . . . . .14
  Section 6.01. Employment of a Custodian	. . . . . . . . . . . . . . . . .14
  Section 6.02. Action Upon Termination of Custodian Agreement. . . . . . .14
  Section 6.03. Provisions of Custodian Contract. . . . . . . . . . . . . .14
  Section 6.04. Other Arrangements	. . . . . . . . . . . . . . . . . . . .15

ARTICLE VII   EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES. . . . . . . .15
  Section 7.01. General . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Section 7.02. Check, Notes, Drafts, etc.  . . . . . . . . . . . . . . . .15
  Section 7.03. Voting of Securities. . . . . . . . . . . . . . . . . . . .15

ARTICLE VIII   CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . .16
  Section 8.01. Certificates of Stock . . . . . . . . . . . . . . . . . . .16
  Section 8.02. Transfer of Capital Stock	. . . . . . . . . . . . . . . . .16
  Section 8.03. Transfer Agents and Registrars. . . . . . . . . . . . . . .17
  Section 8.04. Transfer Regulations. . . . . . . . . . . . . . . . . . . .17
  Section 8.05. Fixing of Record Date . . . . . . . . . . . . . . . . . . .17
  Section 8.06. Lost, Stolen or Destroyed Certificates. . . . . . . . . . .17

ARTICLE IX   FISCAL YEAR, ACCOUNTANT  . . . . . . . . . . . . . . . . . . .17
  Section 9.01. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .18
  Section 9.02. Accountant  . . . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE X   INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . . . . . .18
  Section 10.01. Indemnification of Officers, Directors,
                 Employees and Agents . . . . . . . . . . . . . . . . . . .18
  Section 10.02. Insurance of Officers, Directors, Employees and Agents . .19
  Section 10.03. Advancing of Expenses  . . . . . . . . . . . . . . . . . .19

ARTICLE XI   AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 11.01. General. . . . . . . . . . . . . . . . . . . . . . . . . .19
  Section 11.02. By Stockholders Only . . . . . . . . . . . . . . . . . . .19



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ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.01. Name: The name of the Corporation is Morgan Keegan Southern Capital Fund, Inc.

Section 1.02. Principal Offices: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation ame.

ARTICLE II
STOCKHOLDERS

Section 2.01. Annual Meetings: The Corporation need not hold an annual meeting in any year in which one of the following is not required to be acted upon by the stockholders under the Investment Company Act of 1940:
     a. Election of directors;
     b. Approval of an investment advisory agreement;
     c. Ratification of the selection of independent certified public accountants; and
     d. Approval of a distribution contract.

Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the chairman of the Board, the President or by any Vice President, or by a majority of the Board of Directors.

Special meetings of the stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to vote not less than 25% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the
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notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.

Section 2.03. Place of Meetings: All stockholders' meetings shall be held at the principal office of the Corporation, except that the Board of Directors may fix a different place of meeting, have one or more offices, and keep the books of the Corporation at any other place within the United States as they may from time to time determine, or, in the case of meetings as shall be specified in each notice or waiver of notice of the meeting.

Section 2.04. Notice of Meetings: The Secretary or an Assistant Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to an to another time or place need not be given, if such time and place are announced at the meeting.

Section 2.05. Voting - In General: At every stockholders' meeting each stockholder entitled to vote shall be entitled to one vote for each share and a proportionate vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Compan time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 2.06. Stockholders Entitled to Vote: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the and the stock transfer books are not closed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.
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Section 2.07.   Voting - Proxies:  The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted after eleven months from its date unless it provides for a longer period. Each proxy shall be in writing subscribed by the stockholder or his duly authorized attorney and shall be dated, but not be sealed, witnessed or acknowledged. Proxi cretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 2.08. Quorum: The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of one-quarter of the shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might ally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.10. Stock Ledger and List of Stockholders: The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the office of the Corporation's transfer agent.
 Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has bee n for more than six months next preceding such request, who owns and has owned for at least six months in the aggregate 5% or more of the outstanding capital stock of any class of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there ion's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

Section 2.11. Action Without Meeting: Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to consent, and
(3) the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all
 .

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ARTICLE III
BOARD OF DIRECTORS

Section 3.01. Number and Term of Office: Except for the initial Board of Directors, the Board of Directors shall consist of five Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors; provided that the number of Directors shall not be less than three nor more than seven. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 3.02. Qualification of Directors: Except for the initial Board of Directors, the Board of Directors shall include a sufficient number of persons who are not interested persons of the Corporation, as defined in the Investment Company Act of 1940, as amended, to comply with the provisions of the Investment Company Act of 1940, as amended.

Section 3.03. Election of Directors: Initially the Director or Directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section
3.04 and 3.05 hereof, the Directors shall be elected at the annual stockholders' meeting. In the event that Directors are not elected at an annual stockholders' meeting, then Directors may be elected at a special stockholders' meeting. Directors shall be elected by vote of th nt in person or by proxy and entitled to vote thereon.

Section 3.04. Removal of Directors: At any stockholders' meeting duly called, provided a quorum is present, any Director or Directors may be removed (either with or without cause) by the affirmative vote of the holders of a majority of the shares entitled to be cast for the election of Directors; and at the same meeting a duly qualified person or persons may be elected to fill any resulting vacancy or vacancies for the unexpired term or terms of the removed Director or Directors.

Section 3.05. Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vided that in either case immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days f ctors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.
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Section 3.06.   General Powers

(a) Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

(b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Direct

Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such person and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Article SEVENTH of the Articles of Incorporation.

Section 3.08. Power to Declare Dividends: The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

Section 3.09. Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be that meeting next held after the close of the fiscal year of the Corporation in years in which no annual stockholders' meeting is held and otherwise shall be that meeting next held after the annual stockholders' meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and plac
rovided that regular meetings of the Board, including the annual meeting, shall be held approximately four times per year. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meet
oard) of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

Section 3.10. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), or two or
 more Directors, at the time and place within or outside the State of Maryland specified in the respective notices or waivers of notice of such meetings.
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Section 3.11.   Notice:  Notice of special meetings, stating the time and place, shall be mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one day before the meeting.

Section 3.12. Waiver of Notice: No notice of any meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

Section 3.13. Quorum and Voting: At all meetings of the Board of Directors the presence of one-half or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no less than two Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is  present
ors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

Section 3.14. Compensation: Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

Section 3.15. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the records of the meetings of the Board.

ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an executive committee, each consisting of at least two Directors. Each member of a committee shall be a Director and shall hold office during the pleasure of the
 Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers
o authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require shareholder approval. The Chairman of the Board, if any, and the President shall be members of the executive committee.

Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the

Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee.

Section 4.03. Proceedings, Quorum and Manner of Acting: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board o
 of such absent member.

Section 4.04. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.


ARTICLE V
OFFICERS

Section 5.01. General: The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Secti r chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both President and Vice-President. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more th f the Board shall be chosen from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.

Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.04. Removal: Any officer may be removed from office whenever in the Board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at the regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by

Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 5.06. Chairman of the Board: The Chairman of the Board, if there be such an officer, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and may be ex officio a member of all committees of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 5.07. President: The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the s officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.08. Vice President: The Board of Directors may from time to time designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of
 Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, w he powers of and be subject to all the restrictions upon the President.

Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each finan oard of Directors a like report for such financial year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, y law to be kept, all of which shall at all reasonable times be open to inspection by any Director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary of the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, autho

Section 5.12. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

Section 5.13. Surety Bonds: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in
 such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


ARTICLE VI
CUSTODY OF SECURITIES

Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits, or such other financial institution as shall be permitted by rule or order of the United
 States Securities and Exchange Commiss
m time to time by the Board of Directors, which shall fix its remuneration.

Section 6.02. Action Upon Termination of Custodian Agreement: Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodi by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 6.03. Provisions of Custodian Contract: The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

	The Board of Directors shall cause to be delivered to the Custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, or other disposition thereof, all as the Board of Directors may generally or from time to time require or approve or to a successor Custodian;
      and the Board of Directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to stockholders, or to a successor Custodian.

Section 6.04. Other Arrangements: The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


ARTICLE VII
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 7.01.   General:  Subject to the provisions of Sections 5.07, 6.02 and
8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 7.02. Check, Notes, Drafts, etc.: So long as the Corporation shall employ a Custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the Custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the Custodian or its nominee, or for the execution of powers to transfer the sam of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the Custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Board of Directors.

Section 7.03. Voting of Securities: Unless otherwise ordered by the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy)
 any and all rights, powers and privileges incide rd of Directors may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VIII
CAPITAL STOCK

Section 8.01.   Certificates of Stock:

(a) Certificates of stock of the Corporation shall be in the form approved by the Board of Directors, signed in the name of the Corporation by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him in the Corporation. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes.

(b) In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue.

(c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

(d) Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

Section 8.02.  Transfer of Capital Stock:

(a) Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, with such proof of re as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors.

(b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid he same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 8.04. Transfer Regulations: Except as provided in the Articles of Incorporation, the shares of stock of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 8.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that (1) such record date shall be within 60 days prior to the date on which the action requiring such determination will ks shall not be closed for a period longer than 20 days; and (3) in the case of a meeting of stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

Section 8.06. Lost, Stolen or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may
r any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


ARTICLE IX
FISCAL YEAR, ACCOUNTANT

Section 9.01. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 30th day of June.

Section 9.02.   Accountant:

(a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vot ing voting securities at any stockholders' meeting called for that purpose. Nothing herein shall limit the Corporation's ability to discharge its Accountant in any other manner consonant with applicable statute and/or with the remainder of these By-Laws.

(b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall untant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.

(c) Any vacancy occurring between annual meetings, due to the death or resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not such interested persons.


ARTICLE X
INDEMNIFICATION AND INSURANCE

Section 10.01.  Indemnification of Officers, Directors, Employees and Agents:
The Corporation shall indemnify its present and past Directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Section 2-418 of the Corporations and Associations Code of Maryland, as amended from time to time ions of laws, against any judgments, penalties, fines, settlements, or reasonable expenses (including attorneys' fees) actually incurred by any such persons in connection with any threatened, pending, or completed actions, suits, or proceedings. Notwithstanding anything herein to the contrary, no Director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Sections 17(h) and (i) of the Investment Company Act of 1940, as amended.

Section 10.02. Insurance of Officers, Directors, Employees and Agents: The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as ration would have the power to indemnify him against such liability.

Section 10.03. Advancing of Expenses: Notwithstanding anything herein to the contrary, no expenses (including attorneys' fees) incurred by the Corporation's Directors and officers in any pending proceeding shall be paid by the Corporation in advance except in conformance with the applicable provisions of
Section 2-418(f) of the Maryland Corporations and Associations Code, as amended from time to time.


ARTICLE XI
AMENDMENTS

Section 11.01. General: Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

(a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new by-Law; or

(b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

Section 11.02.   By Stockholders Only:

(a) No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

(b) From and after the issue of any shares of the capital stock of the Corporation, no amendment, alteration or repeal of this Article XI shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the Corporation's outstanding shares.


END OF BY-LAWS

